Exhibit 31.1
                                  CERTIFICATION

         Pursuant to the requirements of Rules 13a-14 of the Securities Exchange Act of 1934, as amended, James R. Musick provides the following certification.

         I, James R. Musick, President, Chief Executive Officer, Chairman of the Board of Directors and Principal Financial Officer of Vitro Diagnostics, Inc. ("Company") certify that:

          1. I have reviewed this quarterly report on Form 10-QSB of the Company;

          2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

          3. Based on my knowledge, the financial statements, and other financial information included in the quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this quarterly report;

          4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15-d-14) for the registrant and have designed such disclosure controls and procedures to ensure that material information relating to the Company is made know to me by others, particularly during the period in which this quarterly report is being prepared;

          5. I have disclosed, based on my most recent evaluation, to the Company's auditors and the audit committee of our board of directors (or persons performing the equivalent functions):

               a. All significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial date and have identified for the Company's auditors any material weaknesses in internal controls, and

               b. Any fraud, whether or not material, that involves management or other employees which have a significant role in the Company's internal controls; and

          6. I have indicated in this quarterly report whether or not there were significant changes in internal control or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: June 16, 2008
                                                By: /s/ James R. Musick
                                                    ----------------------------
                                                    James R. Musick, President,
                                                    Chief Executive Officer,
                                                    Chairman of the Board of
                                                    Directors, and Principal
                                                    Financial Officer